Financial
Code
of
Ethics
for
Principal
Executive
and
Financial
Officers

1.

HONEST
AND
ETHICAL
CONDUCT

The Principal Executive Officer, Principal Financial Officer, or other Trust officers performing similar functions (the “Principal Officers”)
of The 2023 ETF
Series Trust (the
“Trust”)
shall act with honesty and integrity, ethically handle actual or apparent conflicts of interest between personal and professional relationships, and shall report any material transaction or relationship that reasonably
could
be
expected
to
give
rise
to
a conflict
of
interest
between
their
interests
and those
of
the
Trust
to
the
Audit
Committee,
the
full
Board
of
Trustees
of
the
Trust,
and,
in
addition, to
any
other
appropriate
person
or
entity
that
may
reasonably
be
expected
to
deal
with
any
conflict of
interest
in
timely
and
expeditious
manner.
A
conflict
of
interest
can
arise
when
a
person
takes actions
or
has
interests
that
may
make
it
difficult
to
perform
his
or
her
work
on
behalf
of
the
Trust objectively and effectively.
The Principal Officers shall act in good faith, responsibly, with due care, competence and diligence, without misrepresenting acts or allowing their independent judgment to be subordinated or compromised.

The names of the Principal Officers covered by this Code of Ethics are listed on Schedule A hereto.

2.

FINANCIAL
RECORDS
AND
REPORTING

The Principal Officers shall provide full, fair, accurate, timely and understandable disclosure in the reports and/or other documents to be filed with or submitted to the Securities and Exchange Commission or other applicable body by the Trust, or that is otherwise publicly disclosed or communicated.
The Principal Officers shall comply with applicable rules and regulations of federal, state, and local governments, and other appropriate private and public regulatory agencies.

The Principal Officers shall respect the confidentiality of information acquired in the course of their work
and
shall
not
disclose
such
information
except
when
authorized
or
legally
obligated
to disclose.
The
Principal
Officers
will
not
use
for
their
personal
benefit
(directly
or
indirectly)
any confidential information acquired in the course of their duties as Principal Officers.

The
Principal
Officers
shall
share
knowledge
with
relevant
parties
to
keep
them
informed
of
the business affairs of the Trust, as appropriate, and maintain skills important and relevant to the Trust’s needs; shall proactively promote ethical behavior of the Trust’s employees and as a partner with industry peers and associates; and shall maintain control over and responsibly manage assets and resources employed or entrusted to them by the Trust.

3.

COMPLIANCE
WITH
LAWS,
RULES
AND
REGULATIONS

The
Principal
Officers
shall
establish
and
maintain
mechanisms
to
oversee
the
compliance
of
the Trust
with
applicable
federal,
state
or
local
law,
regulation
or
administrative
rule,
and
to
identify, report
and
correct
in
a
swift
and
certain
manner,
any
detected
deviations
from
applicable
federal, state or local law, regulation or rule.

4.

COMPLIANCE
WITH
THIS
CODE
OF
ETHICS

The Principal Officers shall promptly report any violations of this Code of Ethics, including violations of securities laws or other laws, rules and regulations applicable to the Trusts, to the Audit
Committee
as
well
as
the
full
Board
of
Trustees
of
the
Trust
and
shall
be
held
accountable for
strict
adherence
to
this
Code
of
Ethics.
A
proven
failure
to
uphold
the
standards
stated
herein shall be grounds for such sanctions as shall be reasonably imposed by the Board of Trustees of the Trust.

5.

AFFIRMATION
OF
THE
CODE

Upon
adoption
of
the
Code,
the
Principal
Officers
must
affirm
in
writing
that
they
have
received, read
and
understand
the
Code,
and
annually
thereafter
must affirm
that
they
have
complied
with the requirements of the Code.

6.

AMENDMENT
AND
WAIVER

This Code of Ethics may only be amended or modified by approval of the Board of Trustees. Any substantive amendment that is not technical or administrative in nature or any material waiver, implicit or otherwise, of any provision of this Code of Ethics shall be communicated publicly in accordance with Item 2 of Form N-CSR under the 1940 Act.

Adopted:
May
31,
2023

SCHEDULE
A

Principal
Executive
Officer:
                                                   Eric
Falkeis

Principal
Financial
Officer
                                                     Aaron
Perkovich